Exhibit 99.1

Consolidated Condensed Segment Reporting	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
(In millions)	10/03/04	09/28/03	% Change	07/04/04	06/29/03	% Change	04/04/04	03/30/03	% Change	12/28/03

Net Sales
Modular Carpet	$141.3	$124.7	13.3%	$137.0	$122.9	11.5%	$133.3	$107.4	24.2%	$131.4
Broadloom	31.8	28.4	12.0%	29.3	29.3	0.0%	27.0	21.7	24.4%	30.5
Fabrics Group	46.7	44.5	4.9%	46.9	42.2	11.0%	46.7	42.1	11.0%	44.7
Specialty Products	3.0	1.9	57.9%	3.0	1.8	66.7%	3.1	3.4	-8.8%	2.2
Total	$222.8	$199.5	11.7%	$216.2	$196.3	10.2%	$210.1	$174.5	20.4%	$208.8

Operating Income (Loss)
Modular Carpet	$17.3	$12.1		$14.4	$10.9		$12.9	$9.2		$12.7
Broadloom	0.7	1.0		(0.6)	(0.4)		(0.3)	(3.1)		0.1
Fabrics Group	(1.6)	(1.5)		2.0	(1.9)		1.5	(4.8)		(0.9)
Specialty Products	(0.2)	-		(0.1)	(0.1)		0.1	0.3		(0.2)
Corporate Expenses and Eliminations	(0.3)	(0.5)		0.2	(1.5)		(0.6)	(0.2)		(0.6)
Total	$15.9	$11.1		$15.9	$7.0		$13.6	$1.3		$11.1